Exhibit 99.1

Werewolf Therapeutics Reports Fourth Quarter and Full Year 2025 Financial Results and Recent Corporate Updates
–Company continues to evaluate strategic options to maximize shareholder value -

Watertown, Mass., March 27, 2026 (GLOBE NEWSWIRE) – Werewolf Therapeutics, Inc. (the “Company” or “Werewolf”) (Nasdaq: HOWL), an innovative biopharmaceutical company pioneering the development of conditionally activated therapeutics engineered to stimulate the body’s immune system for the treatment of cancer and other immune-mediated conditions, today provided a business update and reported financial results for the fourth quarter and year ended December 31, 2025.
“We have initiated a process to explore a range of alternatives available to the Company to maximize stockholder value,” said Daniel J. Hicklin, Ph.D., President and Chief Executive Officer of Werewolf. “Such measures may include, among other options, a sale of the Company, a business combination or merger, a sale of assets, licensing or collaboration arrangements, or other strategic transactions. In addition to our clinical-stage candidates and our named earlier- stage candidates, our INDUKINE and INDUCER platforms provide exciting opportunities to apply our differentiated masking and protease linker technology in multiple additional modalities.”
The Company has engaged Piper Sandler & Co. (“Piper Sandler”) to serve as exclusive financial advisor to assist in the strategic evaluation process. The Company does not have a defined timeline for the exploration and evaluation of strategic alternatives and cannot confirm that the process will result in any strategic alternative being announced or consummated. The Company cannot provide any commitment regarding when or if this strategic evaluation process will result in any type of transaction, and there can be no assurance that such activities will result in any agreements or transactions that will enhance stockholder value. The Company does not intend to discuss or disclose further developments during this process unless and until its board of directors has approved a specific action or the Company has otherwise determined that further disclosure is appropriate.
Financial Results for the Fourth Quarter and Full Year 2025:
•Cash position: As of December 31, 2025, cash and cash equivalents were $57.1 million, compared to $65.7 million as of September 30, 2025. The Company believes its cash and cash equivalents as of December 31, 2025, will be sufficient to fund operational expenses and capital requirements into the fourth quarter of 2026.
•Research and development expenses: Research and development expenses were $6.9 million for the fourth quarter of 2025, compared to $15.7 million for the same period in 2024. Research and development expenses were $44.8 million for the full year 2025, compared to $56.4 million for the full year 2024.
•General and administrative expenses: General and administrative expenses were $2.5 million for the fourth quarter of 2025, compared to $4.6 million for the same period in 2024. General and administrative expenses were $15.8 million for the full year 2025, compared to $19.0 million for the full year 2024.
•Net loss: Net loss was $8.4 million for the fourth quarter of 2025, compared to $20.4 million for the same period in 2024. Net loss was $60.8 million for the full year 2025, compared to $70.5 million for the full year 2024.
About Werewolf Therapeutics:
Werewolf Therapeutics, Inc., is an innovative biopharmaceutical company pioneering the development of therapeutics engineered to stimulate the body’s immune system for the treatment of cancer and other immune-mediated conditions. The Company is leveraging its proprietary PREDATOR® platform to design conditionally activated INDUKINETM and INDUCERTM molecules that stimulate both adaptive and innate immunity with the goal of addressing the limitations of conventional proinflammatory immune therapies. Werewolf’s INDUKINE molecules are intended to remain inactive in peripheral tissue yet activate selectively in the tumor microenvironment. The Company’s most advanced clinical stage product candidates, WTX-124 and WTX-330, are systemically delivered, conditionally activated Interleukin-2 (IL-2) and Interleukin-12 (IL-12) INDUKINE molecules, respectively, for the treatment of solid tumors. Werewolf’s first INDUCER development candidate,

WTX-1011, targets STEAP1 for prostate cancer, and its second INDUCER candidate, WTX-2022, targets CDH6 for ovarian and kidney cancer. To learn more visit www.werewolftx.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release, including statements regarding Werewolf’s strategy, future operations, prospects, plans, and objectives of management, including potential strategic partnerships; Werewolf’s exploration and evaluation of strategic alternatives and the ability of any such strategic alternative to provide stockholder value; the projection of the cash runway; the expected timeline for the preclinical and clinical development of product candidates and the availability of data from such preclinical and clinical development; the potential activity and efficacy of product candidates in preclinical studies and clinical trials; and the anticipated safety profile of product candidates constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “continue,” “could,” “design,” “designed to,” “engineered,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “promise,” “should,” “target,” “will,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the development of product candidates, including the conduct of research activities, and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies and clinical trials; the timing of and the Company’s ability to submit and obtain regulatory approval for investigational new drug applications; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether preliminary or interim data from a clinical trial will be predictive of the future results of the trial and future clinical trials; the Company’s ability to manage cash resources and obtain additional cash resources to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; the Company’s ability to continue as a going concern; as well as the risks and uncertainties identified in the “Risk Factors” section of the Company’s most recent Form 10-Q filed with the Securities and Exchange Commission (SEC), and in subsequent filings the Company may make with the SEC. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.
WEREWOLF®, the WEREWOLF logo, PREDATOR®, INDUKINETM, INDUCERTM, and other Werewolf trademarks, service marks, graphics and logos are trade names, trademarks or registered trademarks of Werewolf Therapeutics, Inc., in the United States or other countries. All rights reserved.

Werewolf Therapeutics, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(amounts in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue:
Collaboration revenue	$—	$—	$—	$1,885
Operating expenses:
Research and development	6,933	15,727	44,830	56,434
General and administrative	2,485	4,621	15,847	19,045
Total operating expenses	9,418	20,348	60,677	75,479
Operating loss	(9,418)	(20,348)	(60,677)	(73,594)
Other income (expense)	1,037	(52)	(145)	3,079
Net loss	$(8,381)	$(20,400)	$(60,822)	$(70,515)

Net loss per common share, basic	$(0.17)	$(0.46)	$(1.32)	$(1.63)
Net loss per common share, diluted	$(0.20)	$(0.46)	$(1.33)	$(1.63)
Weighted-average common shares outstanding, basic	48,425,423	44,478,140	46,018,888	43,332,088
Weighted-average common shares outstanding, diluted	49,216,787	44,478,140	46,810,252	43,859,664
Werewolf Therapeutics, Inc.
Selected Consolidated Balance Sheet Data (unaudited)
(amounts in thousands)

	December 31, 2025	December 31, 2024
Cash and cash equivalents	$57,050	$110,995
Working capital	$22,438	$97,886
Total assets	$69,396	$126,929
Total notes payable, net of discount and issuance costs	$28,236	$26,095
Total stockholders’ equity	$24,805	$73,390

Company Contact:
Steven Bloom
Chief Business Officer
Werewolf Therapeutics
sbloom@werewolftx.com

Piper Sandler Contacts:
Peter Day
Managing Director,
Piper Sandler & Co.
peter.day@psc.com

Michael Burton-Williams
Executive Director,
Piper Sandler & Co.
michael.burton-williams@psc.com